Exhibit 99.1

Cimarex Reports Second Quarter 2016 Results

Culberson Lower Wolfcamp Sets Record 30-day IP Rate of 3,127 BOE per day

Two New Meramec Wells further Delineate the Play

DENVER, Aug. 3, 2016 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported a second quarter 2016 net loss of $270.3 million, or $2.91 per diluted share, including a non-cash impairment of oil and gas properties. The adjusted second quarter net income (non-GAAP) was $7.0 million, or $0.07 per diluted share(1). Second quarter 2016 net cash provided by operating activities was $128.6 million versus $257.4 million a year ago. Adjusted cash flow from operations (non-GAAP) was $146.9 million versus $252.4 million a year ago(1).

Total company production averaged 974 million cubic feet equivalent (MMcfe) per day during the second quarter, a five percent decrease from second quarter 2015. Year-over-year natural gas volumes decreased one percent, oil volumes decreased 21 percent and NGL volumes were up 10 percent.

Commodity prices continued to impact Cimarex's financial results for the quarter. Realized oil prices averaged $40.07 per barrel, down 21 percent versus a year ago but up 43 percent sequentially. Natural gas prices were down 27 percent year-over-year and averaged $1.82 per Mcf compared to $2.51 per Mcf. NGL prices averaged $13.93 per barrel, down five percent from the second quarter of 2015 and up 42 percent sequentially. (See table of Average Realized Price by Region below.)

Cimarex invested $314 million in exploration and development year-to-date, including $156 million during the second quarter, which was funded with cash flow from operations and cash on hand. Total debt at June 30, 2016, remained at $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $642 million. Debt was 39 percent of total capitalization(2).

2016 Outlook

Cimarex now estimates total production volumes for 2016 to average 980-1,000 MMcfe per day, up slightly from 2015 production of 985 MMcfe per day. Oil volumes are expected to be 28 percent of total volumes and gas 47 percent. Total company production for the third quarter 2016 is projected to average 950-980 MMcfe per day. Capital investment for exploration and development is now estimated to be $750 million in 2016, up from previous guidance of $650-$700 million. This additional capital will be used primarily to fund further drilling in the Meramec play and to accelerate well completions in both the Permian Basin and Mid-Continent region. As a result, the company has increased its operated rig count to five rigs for the remainder of 2016.

Expenses per Mcfe of production for the remainder of 2016 are estimated to be:
Production expense	$0.60 - $0.75
Transportation, processing and other expense	0.45 - 0.55
DD&A and ARO accretion*	1.15 - 1.35
General and administrative expense**	0.19 - 0.23
Taxes other than income (% of oil and gas revenue)	5.5 - 6.0%
*Excludes the potential impact of any future ceiling test writedown.
**During the second quarter, a voluntary Early Retirement Incentive Program resulted in cash severance payments of $4.8 million ($0.05/Mcfe).

Operations Update

Cimarex invested $156 million in exploration and development during the second quarter, bringing the total for the first half of 2016 to $314 million. We completed 34 gross (14 net) wells during the quarter. Year-to-date, 58 percent has been invested in the Permian Basin and 41 percent in the Mid-Continent. At June 30, 100 gross (46 net) wells were awaiting completion. Cimarex currently is operating five drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Gross wells
Permian Basin	13	26	20	68
Mid-Continent	21	19	36	30
	34	45	56	98
Net wells
Permian Basin	9	18	12	48
Mid-Continent	5	6	7	9
	14	24	19	57

Permian Region

Production from the Permian region averaged 508.5 MMcfe per day in the second quarter, a 15 percent decrease over second quarter 2015. Quarterly oil volumes decreased 27 percent year-over-year to 35,338 barrels per day and accounted for 42 percent of the region's total production for the quarter.

Cimarex completed and brought on production 13 gross (nine net) wells in the Permian region during the second quarter. The 13 gross wells completed include eight Second Bone Spring wells and five Wolfcamp wells (two in Culberson area and three in Reeves County). On June 30, there were 26 gross (17 net) wells waiting on completion in the Delaware Basin including 16 gross (11 net) wells associated with multi-well infill and spacing projects that are expected to be completed in the second half of 2016. Cimarex currently is operating three drilling rigs in the Delaware Basin with plans to maintain this rig count for the remainder of 2016.

Cimarex now has 15 10,000-foot Lower Wolfcamp wells producing in Culberson County, Texas. These wells had an average 30-day initial gross peak production rate of 2,361 BOE per day (25 percent oil, 46 percent gas, 29 percent NGL). Of note in this group is the recently completed Flying Ebony 19 State A #5H, which was completed using a larger stimulation. Average 30-day gross peak production from this well was 3,127 BOE per day (23 percent oil, 47 percent gas, 30 percent NGL), which is 35 percent above the average of the previous 14 wells.

Mid-Continent

Production from the Mid-Continent averaged 463 MMcfe per day for the second quarter, a 10 percent increase over second quarter 2015 and a six percent decrease sequentially. Natural gas production grew three percent year-over-year, and crude oil volumes were up 24 percent over second quarter 2015. NGL volumes increased 23 percent over second quarter 2015.

During the second quarter, Cimarex completed and brought on production 21 gross (five net) wells in the Mid-Continent. At the end of the quarter, 74 gross (29 net) wells were waiting on completion including 62 gross (28 net) wells associated with multi-well infill and spacing projects that are expected to be completed in the second half of 2016. Cimarex now anticipates completion activities for Woodford wells in the six-section Eastern Core infill development to commence in September 2016. This was previously scheduled to commence in October.

Cimarex continues to make progress on the delineation of its 115,000 net Meramec acres. During the second quarter we completed two wells in particular that act as bookends to our acreage position. The Peterson 1H-2821X located in Blaine County, Oklahoma, in the Northwest part of our acreage, had average 30-day gross peak production of 19 MMcfe (54 percent oil, 30 percent gas, 16 percent NGL) and the Sims 1H-2017X located in Canadian County, Oklahoma, in the Southeast part of Cimarex's acreage had average 30-day gross peak production of 12.8 MMcfe (29 percent oil, 46 percent gas, 25 percent NGL).

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Permian Basin
Gas (MMcf)	181.2	189.4	177.4	170.0
Oil (Bbls)	35,338	48,448	35,944	45,783
NGL (Bbls)	19,219	19,169	16,639	16,180
Total Equivalent (MMcfe)	508.5	595.1	492.9	541.8

Mid-Continent
Gas (MMcf)	279.1	270.2	288.7	278.6
Oil (Bbls)	8,933	7,181	9,093	7,308
NGL (Bbls)	21,716	17,633	22,432	18,194
Total Equivalent (MMcfe)	463.0	419.1	477.9	431.6

Total Company
Gas (MMcf)	461.9	466.3	467.4	456.1
Oil (Bbls)	44,424	56,261	45,267	53,765
NGL (Bbls)	40,961	37,070	39,112	34,670
Total Equivalent (MMcfe)	974.2	1,026.2	973.7	986.7

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Permian Basin
Gas ($ per Mcf)	1.88	2.50	1.92	2.61
Oil ($ per Bbl)	40.26	50.69	34.14	46.85
NGL ($ per Bbl)	11.94	12.88	10.25	13.13

Mid-Continent
Gas ($ per Mcf)	1.79	2.51	1.85	2.64
Oil ($ per Bbl)	39.28	49.98	33.07	46.06
NGL ($ per Bbl)	15.70	16.60	13.27	16.94

Total Company
Gas ($ per Mcf)	1.82	2.51	1.87	2.63
Oil ($ per Bbl)	40.07	50.66	33.94	46.79
NGL ($ per Bbl)	13.93	14.67	11.98	15.15

Other

The following table summarizes the company's current open hedge positions:

Gas:	3Q16	4Q16	1Q17	2Q17	3Q17	Total
PEPL Collars (3)
Volume (MMBtu/d)	60,000	60,000	50,000	50,000	30,000	50,000
Wtd Avg Floor	$ 2.28	$ 2.28	$ 2.20	$ 2.20	$ 2.25	$ 2.25
Wtd Avg Ceiling	$ 2.82	$ 2.82	$ 2.82	$ 2.82	$ 2.90	$ 2.83

El Paso Perm Collars (3)
Volume (MMBtu/d)	50,000	50,000	50,000	50,000	20,000	43,961
Wtd Avg Floor	$ 2.37	$ 2.37	$ 2.37	$ 2.37	$ 2.30	$ 2.36
Wtd Avg Ceiling	$ 2.89	$ 2.89	$ 2.95	$ 2.95	$ 2.93	$ 2.92

Total Natural Gas Collars
Volume (MMBtu/d)	110,000	110,000	100,000	100,000	50,000	93,961

Oil:
WTI Three-Way Collars (4)
Volume (Bbl/d)	3,000	3,000	-	-	-	1,208
Floor sold (put)	$ 40.00	$ 40.00	$ -	$ -	$ -	$ 40.00
Floor purchased (put)	$ 50.00	$ 50.00	$ -	$ -	$ -	$ 50.00
Ceiling sold (call)	$ 60.00	$ 60.00	-	-	-	$ 60.00

WTI Collars (4)
Volume (Bbl/d)	9,000	9,000	9,000	9,000	5,000	8,195
Wtd Avg Floor	$ 39.17	$ 39.17	$ 39.17	$ 39.17	$ 42.50	$ 39.58
Wtd Avg Ceiling	$ 47.92	$ 47.92	$ 47.92	$ 47.92	$ 52.26	$ 48.45

Total Crude Oil Collars
Volume (Bbl/d)	12,000	12,000	9,000	9,000	5,000	9,403

Conference call and webcast

Cimarex will host a conference call Thursday, August 4, at 11:00 a.m. EDT. The call will be webcast and accessible on the company's website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). The replay will be available on the Cimarex website or via the Cimarex App.

Investor Presentation

For more details on Cimarex's second quarter 2016 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing a revised "2016 Outlook", which contains projections for certain 2016 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; declines in the values of our oil and gas properties resulting in impairments; costs and availability of third party facilities for gathering, processing, refining and transportation; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to air quality, produced water disposal and hydraulic fracturing; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

_______________________________

(1)	Adjusted net income (loss) and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the related amounts.

(2)

Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $2.3 billion. Management believes this non-GAAP measure is useful information as it is a common statistic used in the investment community to assist with analysis of the financial condition of an entity.

(3)	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index.

(4)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings (loss) per share (non-GAAP) for the periods indicated.

	For the Three Months Ended June 30,		For the ThreeSix Ended June 30,
	2016	2015	2016	2015
	(in thousands, net of tax, except per share data)

Net income (loss)	$(270,290)	$(600,215)	$(456,421)	$(1,015,156)
Impairment of oil and gas properties	399,194	967,287	629,326	1,570,886
Mark-to-market loss on open derivative positions	37,095	—	41,735	—
Tax impact	(159,011)	(352,673)	(244,602)	(573,047)
Adjusted net income (loss)	$6,988	$14,399	$(29,962)	$(17,317)
Diluted earnings (loss) per share*	$(2.91)	$(6.47)	$(4.91)	$(10.94)
Adjusted diluted earnings (loss) per share*	$0.07	$0.15	$(0.33)	$(0.19)

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a)	Management uses adjusted net income (loss) to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b)	Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)
Net cash provided by operating activities	$128,644	$257,372	$213,704	$370,545
Change in operating assets and liabilities	18,220	(5,014)	14,751	68,758
Adjusted cash flow from operations	$146,864	$252,358	$228,455	$439,303

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)
Acquisitions:
Proved	$—	$—	$3,324	$—
Unproved	—	160	10,568	2,029
Net purchase price adjustments (*)	34	(12,035)	(2,928)	(12,005)
	34	(11,875)	10,964	(9,976)

Exploration and development:
Land and Seismic	17,474	5,275	28,636	27,965
Exploration and development	138,686	184,999	285,708	470,526
	156,160	190,274	314,344	498,491

Sale proceeds:
Proved	—	(1,129)	(12,500)	(2,399)
Unproved	(16)	(6,211)	(16)	(6,211)
Net purchase price adjustments (*)	357	(31)	(114)	94
	341	(7,371)	(12,630)	(8,516)

	$156,535	$171,028	$312,678	$479,999

*	The net purchase price adjustments relate to activity in prior periods.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

(in thousands, except per share data)

Revenues:
Oil sales	$162,005	$259,344	$279,578	$455,349
Gas sales	76,615	106,374	159,223	217,336
NGL sales	51,939	49,477	85,291	95,077
Gas gathering and other, net	8,314	9,088	15,381	17,523
	298,873	424,283	539,473	785,285
Costs and expenses:
Impairment of oil and gas properties	399,194	967,287	629,326	1,570,886
Depreciation, depletion, amortization and accretion	125,627	219,493	256,024	438,007
Production	57,213	70,600	127,915	152,811
Transportation, processing, and other operating	44,436	43,713	90,879	83,355
Gas gathering and other	7,492	11,306	15,572	20,170
Taxes other than income	14,066	25,980	27,905	47,961
General and administrative	21,424	14,054	35,321	29,992
Stock compensation	7,490	4,988	13,018	10,143
(Gain) loss on derivative instruments, net	33,236	—	32,808	—
Other operating, net	24	260	114	784
	710,202	1,357,681	1,228,882	2,354,109

Operating income (loss)	(411,329)	(933,398)	(689,409)	(1,568,824)

Other (income) and expense:
Interest expense	19,922	20,186	39,817	40,323
Amortization of deferred financing costs	902	1,111	1,812	2,230
Capitalized interest	(5,633)	(8,570)	(10,537)	(17,987)
Other, net	(2,011)	(3,854)	(3,661)	(7,439)

Income (loss) before income tax	(424,509)	(942,271)	(716,840)	(1,585,951)
Income tax expense (benefit)	(154,219)	(342,056)	(260,419)	(570,795)

Net income (loss)	$(270,290)	$(600,215)	$(456,421)	$(1,015,156)

Earnings (loss) per share to common stockholders:

Basic	$(2.91)	$(6.47)	$(4.91)	$(10.94)
Diluted	$(2.91)	$(6.47)	$(4.91)	$(10.94)

Dividends per share	$0.08	$0.16	$0.16	$0.32

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,075	92,831	93,075	92,831
Diluted common shares	93,075	92,831	93,075	92,831

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	N/A*	N/A*	N/A*	N/A*
Fully diluted shares	N/A*	N/A*	N/A*	N/A*

Comprehensive income (loss):
Net income (loss)	$(270,290)	$(600,215)	$(456,421)	$(1,015,156)
Other comprehensive income (loss):
Change in fair value of investments, net of tax	195	(292)	280	(190)
Total comprehensive income (loss)	$(270,095)	$(600,507)	$(456,141)	$(1,015,346)

*

Due to the net loss in the periods ended June 30, 2016 and 2015, shares of 94,996 and 94,465, respectively, which include participating securities, are not considered in the loss per share calculations.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
(in thousands)

Cash flows from operating activities:
Net income (loss)	$(270,290)	$(600,215)	$(456,421)	$(1,015,156)
Adjustment to reconcile net income (loss) to net cash
provided by operating activities:
Impairment of oil and gas properties	399,194	967,287	629,326	1,570,886
Depreciation, depletion, amortization and accretion	125,627	219,493	256,024	438,007
Deferred income taxes	(154,219)	(342,056)	(260,419)	(570,795)
Stock compensation	7,490	4,988	13,018	10,143
(Gain) loss on derivative instruments	33,236	—	32,808	—
Settlements on derivative instruments	3,859	—	8,927	—
Changes in non-current assets and liabilities	685	1,896	2,548	2,942
Amortization of deferred financing costs
and other, net	1,282	965	2,644	3,276
Changes in operating assets and liabilities:
Receivables, net	(37,474)	20,076	(4,327)	92,473
Other current assets	5,346	6,227	17,328	16,121
Accounts payable and other current liabilities	13,908	(21,289)	(27,752)	(177,352)
Net cash provided by operating activities	128,644	257,372	213,704	370,545
Cash flows from investing activities:
Oil and gas expenditures	(148,663)	(228,116)	(325,058)	(599,222)
Sales of oil and gas assets and other assets	(205)	8,053	12,854	9,233
Other capital expenditures	(8,297)	(17,034)	(17,774)	(35,882)
Net cash used by investing activities	(157,165)	(237,097)	(329,978)	(625,871)
Cash flows from financing activities:
Proceeds from sale of common stock	—	752,100	—	752,100
Financing and underwriting fees	—	(22,563)	(1)	(22,563)
Dividends paid	(7,551)	(14,182)	(22,655)	(28,129)
Proceeds from exercise of stock options and other	1,172	318	1,287	4,936
Net cash provided by (used in) financing activities	(6,379)	715,673	(21,369)	706,344
Net change in cash and cash equivalents	(34,900)	735,948	(137,643)	451,018
Cash and cash equivalents at beginning of period	676,639	120,932	779,382	405,862
Cash and cash equivalents at end of period	$641,739	$856,880	$641,739	$856,880

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	December 31,
	2016	2015
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$641,739	$779,382
Receivables, net	229,634	225,398
Oil and gas well equipment and supplies	37,852	54,579
Derivative instruments	1,119	10,745
Other current assets	7,263	7,826
Total current assets	917,607	1,077,930
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	15,845,260	15,546,948
Unproved properties and properties under development,
not being amortized	458,530	440,166
	16,303,790	15,987,114
Less – accumulated depreciation, depletion, amortization and impairment	(13,569,032)	(12,710,968)
Net oil and gas properties	2,734,758	3,276,146
Fixed assets, net	224,056	230,009
Goodwill	620,232	620,232
Derivative instruments	—	501
Other assets, net	35,170	38,468
	$4,531,823	$5,243,286
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$55,564	$66,815
Accrued liabilities	220,154	247,508
Derivative instruments	28,399	—
Revenue payable	99,209	95,744
Total current liabilities	403,326	410,067
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs	(13,205)	(14,380)
Long-term debt, net	1,486,795	1,485,620
Deferred income taxes	92,446	352,705
Other liabilities	202,454	197,216
Total liabilities	2,185,021	2,445,608
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
94,986,852 and 94,820,570 shares issued, respectively	950	948
Paid-in capital	2,775,805	2,762,976
Retained earnings (Accumulated deficit)	(430,674)	33,313
Accumulated other comprehensive income	721	441
Total shareholders' equity	2,346,802	2,797,678
	$4,531,823	$5,243,286

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com